SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2009

Blonder Tongue Laboratories, Inc. (Exact Name of registrant as specified in its charter)

Delaware	1-14120	52-1611421
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

One Jake Brown Road, Old Bridge, New Jersey 08857 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 679-4000

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d)          Election of a New Director

     On September 23, 2009, the Board of Directors of the Company elected Steven L. Shea as a director of the Company. Mr. Shea will fill the vacancy on the Board created by resignation of Robert E. Heaton, which was previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2009. Mr. Shea will join the Board as a Class I director. The Board of Directors also appointed Mr. Shea to the Audit Committee and Compensation Committee of the Board of Directors.

     As a non-employee director, Mr. Shea will be eligible to receive equity-based awards from time to time under the Company’s 2005 Director Equity Incentive Plan. Mr. Shea also will receive the standard director fees for non-employee directors, which include an annual retainer in the amount $15,000 (such amount being pro-rated to $3,750 for 2009), a fee of $1,000 for each Board meeting attended in person ($500 if attendance was telephonic) and a fee of $600 for each committee meeting attended in person ($300 if attendance was telephonic or if attending on the same date as a Board meeting). There is no arrangement or understanding between Mr. Shea and any other person pursuant to which he was selected as a director.

ITEM 7.01. REGULATION FD DISCLOSURE.

On September 25, 2009, the Company issued a press release announcing the appointment by the Board of Directors of Mr. Shea as a director of the Company. The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release dated September 25, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By: /s/ Eric Skolnik
      Eric Skolnik
      Senior Vice President and Chief Financial Officer

Date: September 25, 2009

 EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release dated September 25, 2009.